UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2014

Midstates Petroleum Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission file number)	45-3691816 (I.R.S. employer identification number)

4400 Post Oak Parkway, Suite 1900 Houston, Texas (Address of principal executive offices)	77027 (Zip code)

Registrant’s telephone number, including area code: (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                                 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 5, 2014, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates Petroleum Company, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Tana Exploration Company LLC (the “Buyer”), pursuant to which Midstates Sub agreed to sell all of its ownership interest in developed and undeveloped acreage in the Pine Prairie field area of Evangeline Parish, Louisiana to the Buyer (the “Transaction”). On May 1, 2014, Midstates Sub completed the Transaction for an aggregate purchase price of $170 million in cash, subject to adjustments for expenses incurred and revenues received by Midstates Sub since November 1, 2013, the effective date of the Transaction, and other customary post-closing purchase price adjustments (the “Purchase Price”). The proceeds from the Transaction were used to reduce outstanding balances under Midstates Sub’s revolving credit facility, to pay transaction expenses and for general working capital purposes.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on March 11, 2014, and is incorporated herein by reference.

Item 2.02                                                 Results of Operations and Financial Condition.

On May 6, 2014, the Company issued a press release reporting results for the quarter ended March 31, 2014. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated May 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: May 6, 2014

	By:	/s/ Eric J. Christ
Eric J. Christ
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

No.		Description

99.1	—	Press Release dated May 6, 2014